Exhibit 99.1

GMXR
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT

Alan Van Horn
Manager, Investor Relations
405.254.5839

GMX Resources Inc. Announces a Definitive Agreement to Sell a Portion of its East Texas and Louisiana Assets; Company to Present at Fourth Annual Johnson Rice Energy Conference

Oklahoma City, Oklahoma, Monday, October 1, 2012. GMX RESOURCES INC., NYSE: 'GMXR '; announces today that it has entered into a definitive purchase and sale agreement with a private third party to sell a portion of its East Texas and Louisiana assets for approximately $69.0 million, subject to certain adjustments. The sale is expected to be closed within 30 days and is subject to customary diligence review and adjustments for title and environmental matters. The asset sale includes the Company's interests in specified operated and non-operated properties in the Cotton Valley Sands and shallow rights located in East Texas and Louisiana.

The Company is retaining its entire Haynesville / Bossier natural gas resource base with significant resource potential for natural gas, as well as Cotton Valley Sands and shallow rights across approximately 13,130 net acres that include 10 producing wells and 28 undeveloped horizontal locations within its East Texas core position.

The Company will provide customary transitional services to the buyer to ensure continued successful operations of the assets. Those services to include land, accounting, operations and marketing for a period of no less than three months.

Members of the Company's management team will be presenting at the Fourth Annual Johnson Rice Energy Conference in New Orleans LA. The Energy Conference will be held at the Hotel Monteleone October 1-4 2012. A copy of our slide presentation will be available on Company's website before our scheduled presentation. www.gmxresources.com

Details regarding the Company's participation in the conference are as follows:

Date & Time:    Wednesday October 4, 2012 10:20 - 10:45 PM CDT
Presenter:    Michael J. Rohleder - President
Venue:        Hotel Monteleone - 214 Royal Street New Orleans, LA
Webcast:    http://wsw.com/webcast/jr13/gmxr/

GMXR is a resource play rich exploration and production company. Oil shale resources are located in the Williston Basin, North Dakota & Montana targeting the Bakken Petroleum System and in the DJ Basin, Wyoming targeting the Niobrara Petroleum System; both plays are estimated 90% oil. Our natural gas resources are located in the East Texas Basin, in the Haynesville/Bossier gas shale and the Cotton Valley Sand Formation, where the majority of our acreage is contiguous, with infrastructure in place and substantially all held by production. The Company believes these oil and natural gas resource plays provide a substantial inventory of operated, high probability, repeatable, organic growth opportunities. The Company's multiple basin strategy provides flexibility to allocate capital to achieve the highest risk adjusted rate of return, with both oil and natural gas resources throughout our portfolio.
Please visit www.gmxresources.com for more information on the Company.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding whether or not the proposed acquisition is consummated, the number and location of planned wells, statements regarding the quality of the Company's properties and resource potential. These statements are based on certain assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the Company's properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the Company's ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the Company. Reference is made to the Company's reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.